EXHIBIT 99.1
News Release Contacts:
MEDIA: Joe Carberry Charles Schwab Phone: 415-667-1677	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $564 MILLION, UP 37%
Revenues Grow 18% Year-Over-Year to a Record $2.1 Billion
Core Net New Assets Total $38.9 Billion and Total Client Assets Reach a Record $2.92 Trillion

SAN FRANCISCO, April 18, 2017 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2017 was a record $564 million, up 8% from $522 million for the prior quarter, and up 37% from $412 million for the first quarter of 2016. The company's financial results for the first three months of 2017 reflect a new accounting standard for equity compensation; a description of this item is included under the following table.

	Three Months Ended March 31,		%
Financial Highlights	2017	2016	Change

Net revenues (in millions)	$2,081	$1,764	18%
Net income (in millions)	$564	$412	37%
Diluted earnings per common share	$.39	$.29	34%
Pre-tax profit margin	40.5%	37.1%
Return on average common
stockholders’ equity (annualized)	15%	13%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding. Effective January 1, 2017, a new accounting standard prospectively changes the treatment of a portion of the tax deductions relating to equity compensation. These deductions were previously reflected in additional paid-in capital, a component of stockholders’ equity, and are now included in taxes on income, a component of net income. The company’s first quarter 2017 tax expense was reduced by approximately $31 million as a result of this change. Future effects will depend on the company’s share price, restricted stock vesting, and the volume of equity incentive options exercised.

CEO Walt Bettinger said, “We continue to build a bigger, stronger, and more capable Schwab through a steadfast focus on our “Through Clients’ Eyes” strategy. During the first quarter, the equity markets began in positive territory and remained solidly positive throughout. Investors were engaged, and Schwab was there to provide guidance and support along the way. Clients opened more than 100,000 new brokerage accounts per month during the quarter, putting total new accounts at 362,000, the highest quarterly total in 17 years excluding acquisitions. Our Retail business gathered record levels of core net new assets over the past three months, posting an 83% increase over the year-earlier period. At the same time, Advisor Services attracted near-record inflows from the independent advisor clients who custody with us and achieved a 57% increase. Net new assets across the company reached $39 billion for the first quarter, up 22%, and total client assets rose to $2.92 trillion at month-end March, up 14% year-over-year. Our growing client base continues to make greater use of our contemporary wealth management capabilities and we recently ranked highest in J.D. Power’s U.S. Full-Service Investor Satisfaction Survey for the second consecutive year. During the first quarter, our financial consultants held planning conversations with 38,000 clients, up 12%. At the end of March, $1.48 trillion in assets were enrolled in some form of ongoing advisory service, an increase of $200 billion from a year ago. We ended March serving 10.3 million active brokerage accounts, 1.1 million banking accounts, and 1.5 million retirement plan participants, up 5%, 7%, and 1%, respectively. Our growing business is a testament to the power of our strategy as we strive to earn our clients’ trust every day.”

Mr. Bettinger continued, “We know that operating “through clients’ eyes” requires a sustained commitment to investing in our business. We believe those investments must include not only the people needed to serve clients and run the company, as well as the technology and infrastructure to support a better investing experience, but also the products, services, and value clients seek to help pursue their investing goals. During February, we announced strategic pricing moves to deliver significantly more value to all clients – regardless of the amount they have to invest. We lowered equity and options trade commissions from $8.95 to $4.95, dropped the per contract option fee to $0.65, and introduced a broad-reaching Satisfaction Guarantee, which is unique among brokerage firms.”*

Mr. Bettinger added, “While these trade pricing moves reflect our belief that commission rates should never be an obstacle for investors deciding whether Schwab can best serve their needs, they also reflect our commitment to sharing the benefits of our scale with clients. Our February announcements included further actions on this front: we reduced the operating expense ratios on our market cap-weighted index mutual funds to align with their ETF equivalents, as well as eliminated investment minimums and multiple share classes for both fundamental and market cap-weighted index funds. These steps are designed to ensure that even the smallest investor can access the low costs historically available only to large institutions. Also, during the quarter, we announced the broad availability of Schwab Intelligent AdvisoryTM, a hybrid advisory service that combines live credentialed professionals and advanced technology to make financial and investment planning more accessible. With a $25,000 minimum balance, an annual advisory fee of 0.28%, and a quarterly fee maximum of $900, we are challenging the status quo for how advice is delivered and priced for mass affluent investors. Finally, we recently passed an important milestone as we celebrated the second anniversary of Intelligent Portfolios, now with $16 billion in assets across 149,000 accounts.”

CFO Joe Martinetto commented, “Schwab’s strong first quarter financial performance was driven by ongoing success in building our client base, sustained improvement in the economic environment, and the Federal Reserve’s actions to lift interest rates, along with focused expense management. Net interest revenue grew 30% to $1 billion as a result of larger client cash sweep balances and the subsequent increase in interest-earning assets, as well as higher interest rates across the yield curve. Asset management and administration fees increased 18% to $823 million largely due to continued improvement in net money fund revenue from rising rates and growing balances in advisory solutions, mutual funds, and ETFs. Trading revenue declined 17% to $192 million, primarily reflecting the impact of lower trade pricing. In total, first quarter revenue grew 18%, surpassing the $2 billion mark, and once again demonstrating the Schwab formula of solid asset growth driving solid revenue growth. On the expense front, our 12% growth was in line with our expectations for the quarter. Compensation and benefits reflected higher incentive accruals relating to strong client metrics, as well as routine seasonal effects and staffing to support our growing client base. In addition, Other expense rose mainly due to deposit insurance assessments driven by larger balances and surcharges. Our six percentage point gap between revenue and expense growth and 40.5% pre-tax margin for the first quarter leave us well positioned to work through the full effects of our recent pricing moves while investing in our growth initiatives as planned during 2017.”

Mr. Martinetto concluded, “During the first quarter, we continued to manage our balance sheet for liquidity and ongoing growth in our client base. We issued $650 million in 3.2% senior notes due in 2027. We also transferred approximately $1.1 billion of Schwab One® balances to Schwab Bank, which has greater flexibility than the broker-dealer in investing client cash sweep balances. Our current plans call for transferring approximately $500 million to $1 billion in sweep money fund balances to the Bank during the second quarter. Schwab’s consolidated balance sheet totaled $227 billion at quarter-end, up 19%, and the company’s preliminary Tier 1 Leverage ratio was 7.1%. By combining effective capital management with a relentless drive for profitable growth, we can support strong balance sheet expansion while building stockholder value – our first quarter return on equity reached 15%, the highest in six years.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 235,000, up 44% year-over-year; total accounts were 7.2 million, up 4% year-over-year.

•	Opened one independent branch in Saratoga Springs, NY and signed our 35th Independent Branch Leader, continuing the company’s franchising initiative designed to make financial advice more accessible.

•
Relocated five branches and expanded three branches; Schwab has over 335 branches across the country that offer clients access to a range of investing and personal finance guidance, services, and products.

•
Graduated the third class of FC Academy, a 24-month development rotational program preparing recent college graduates for a career in one of our branch offices; 37 graduates represent the largest class to date.

•
Schwab Stock Plan Services entered into an agreement with eShares, an online equity management platform and the only SEC-registered transfer agent for private companies, to enable eShares clients to transition their employee equity plans to Schwab’s stock plan administration platform as they prepare to enter the public market.

•	Ranked #1 for Customer Service in Investor’s Business Daily 2017 Best Online Brokers.

Advisor Services

•
Debuted ADVANTAGE®, a conference for growth-oriented advisors representing approximately $60 billion in assets under management; Schwab executives and keynote speakers discussed industry trends, best practices, techniques, and technologies integral to the execution of business growth strategies.

•	Hosted nearly 1,300 advisor clients for the Spring Regulatory Update webcast, which addressed key topics, including the Department of Labor fiduciary rule and the SEC Custody Rule.

•
Enhanced several advisor tools and technologies: Schwab Alliance with simplified Schwab MoneyLink® sign up, Schwab Advisor Center® with improved account open and block trade order entry, and the Institutional Intelligent Portfolios® app for tablets and mobile phones with more intuitive navigation.

Products and Infrastructure

•	For Charles Schwab Bank:

◦	Improved technology capabilities for Pledged Asset Line® to provide a more customized lending experience and streamlined money movement for banking accounts.

◦	Balance sheet assets = $180.5 billion, up 23% year-over-year.

◦	Outstanding mortgage and home equity loans = $11.6 billion, up 5% year-over-year.

◦	Pledged Asset Line® balances = $3.8 billion, up 15% year-over-year.

◦	Schwab Bank High Yield Investor Checking® accounts = 928,000, with $14.1 billion in balances.

•	For Charles Schwab Investment Management:

◦
Received four Best-In-Class Thomson Reuters Lipper Fund Awards: Schwab Fundamental International Small Company Index Fund (best 3-year performance), Laudus International MarketMasters Fund™ (best 10-year performance), and Laudus Mondrian International Equity Fund, Institutional (best 3-year and 5-year performance).

◦	Excluding money funds, quarterly net flows for mutual funds, ETFs, and collective funds reached a record $7.5 billion.

•
Schwab ETF OneSource™ celebrated its fourth anniversary and added four Oppenheimer funds as well as eight new funds from existing providers to its lineup; with these additions, investors and advisors can buy and sell 228 ETFs covering 69 Morningstar Categories from 16 providers.

•	Client assets managed by Windhaven® totaled $8.5 billion, down 23% from the first quarter of 2016.

•	Client assets managed by ThomasPartners® totaled $11.8 billion, up 51% from the first quarter of 2016.

•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios® and Institutional Intelligent Portfolios®) totaled $15.9 billion, up $3.6 billion from the fourth quarter of 2016.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

*Restrictions apply: The $4.95 commission does not apply to certain transactions. All broker-assisted and automated phone trades are subject to service charges. See the Charles Schwab Pricing Guide for Individual Investors for full fee and commission schedules. If you are not completely satisfied for any reason, at your request Charles Schwab & Co., Inc. will refund any eligible fee related to your concern within the time frames described below. Two kinds of “Fees” are eligible for this guarantee: (1) asset-based “Program Fees” for certain investment advisory services sponsored by Schwab; and (2) commissions and fees listed in the Charles Schwab Pricing Guide for Individual Investors (“Account Fees”). Program Fee refund requests must be received no later than the next calendar quarter after the Fee was charged. Account Fee refund requests must be received within one year of the date that the Fee was charged.

Commentary from the CFO
Joe Martinetto, Senior Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary was posted on February 28, 2017.

Forward-Looking Statements
This press release contains forward-looking statements relating to building a bigger, stronger, and more capable company; strategy; growing client base; client use of wealth management capabilities; growing business; commitment to investing in the business; sharing the benefits of scale with clients; solid asset growth driving solid revenue growth; positioning to work through the effects of recent pricing moves; investing in planned growth initiatives; transferring sweep money fund balances to the bank; effective capital management; profitable growth; strong balance sheet expansion; and building stockholder value. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations and trading activity; competitive pressures on pricing; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; client use of the company’s investment advisory services and other products and services; the level of client assets, including cash balances; the company’s ability to manage expenses; capital and liquidity needs and management; the timing, amount and impact of bulk transfers; client sensitivity to interest rates; regulatory guidance; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 335 offices and 10.3 million active brokerage accounts, 1.5 million corporate retirement plan participants, 1.1 million banking accounts, and $2.92 trillion in client assets as of March 31, 2017. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.
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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net Revenues
Asset management and administration fees (1)	$823	$699
Interest revenue	1,055	810
Interest expense	(55)	(38)
Net interest revenue	1,000	772
Trading revenue	192	232
Other	66	63
Provision for loan losses	—	(2)
Total net revenues	2,081	1,764
Expenses Excluding Interest
Compensation and benefits	701	626
Professional services	133	116
Occupancy and equipment	105	98
Advertising and market development	71	70
Communications	57	60
Depreciation and amortization	65	56
Other	106	83
Total expenses excluding interest	1,238	1,109
Income before taxes on income	843	655
Taxes on income (2)	279	243
Net Income	564	412
Preferred stock dividends and other (3)	39	20
Net Income Available to Common Stockholders	$525	$392
Weighted-Average Common Shares Outstanding:
Basic	1,336	1,321
Diluted	1,351	1,330
Earnings Per Common Share:
Basic	$.39	$.30
Diluted	$.39	$.29
Dividends Declared Per Common Share	$.08	$.06

(1)	Includes fee waivers of $8 million and $97 million for the three months ended March 31, 2017 and 2016, respectively, relating to Schwab-sponsored money market funds.
(2) First quarter 2017 tax expense was reduced by approximately $31 million to reflect the required adoption of Accounting Standards Update 2016-09, which changes the accounting treatment of a portion of the tax deductions relating to equity compensation.
(3) Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q1-17 % change		2017	2016
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-16	Q4-16	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	18%	3%	$823	$801	$798	$757	$699
Net interest revenue	30%	10%	1,000	907	845	798	772
Trading revenue	(17)%	(5)%	192	202	190	201	232
Other	5%	6%	66	62	76	70	63
Provision for loan losses	(100)%	—	—	—	5	2	(2)
Total net revenues	18%	6%	2,081	1,972	1,914	1,828	1,764
Expenses Excluding Interest
Compensation and benefits	12%	11%	701	629	609	602	626
Professional services	15%	(1)%	133	134	131	125	116
Occupancy and equipment	7%	6%	105	99	100	101	98
Advertising and market development	1%	16%	71	61	64	70	70
Communications	(5)%	(2)%	57	58	57	62	60
Depreciation and amortization	16%	7%	65	61	60	57	56
Other	28%	—	106	106	99	91	83
Total expenses excluding interest	12%	8%	1,238	1,148	1,120	1,108	1,109
Income before taxes on income	29%	2%	843	824	794	720	655
Taxes on income	15%	(8)%	279	302	291	268	243
Net Income	37%	8%	$564	$522	$503	$452	$412
Preferred stock dividends and other	95%	(11)%	39	44	33	46	20
Net Income Available to Common Stockholders	34%	10%	$525	$478	$470	$406	$392
Earnings per common share:
Basic	30%	8%	$.39	$.36	$.36	$.31	$.30
Diluted	34%	8%	$.39	$.36	$.35	$.30	$.29
Dividends declared per common share	33%	14%	$.08	$.07	$.07	$.07	$.06
Weighted-average common shares outstanding:
Basic	1%	1%	1,336	1,329	1,324	1,322	1,321
Diluted	2%	1%	1,351	1,341	1,334	1,333	1,330
Performance Measures
Pre-tax profit margin			40.5%	41.8%	41.5%	39.4%	37.1%
Return on average common stockholders’ equity (annualized) (1)			15%	14%	14%	13%	13%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	4%	(5)%	$21.2	$22.2	$20.1	$18.6	$20.3
Receivables from brokerage clients - net	4%	(3)%	16.7	17.2	16.4	16.8	16.0
Bank loans - net	8%	1%	15.5	15.4	14.9	14.7	14.4
Total assets	19%	2%	227.1	223.4	209.3	198.1	191.0
Bank deposits	23%	2%	166.9	163.5	149.6	137.3	135.7
Payables to brokerage clients	6%	(4)%	34.3	35.9	33.0	32.7	32.3
Short-term borrowings	(25)%	100%	.6	—	3.0	5.0	.8
Long-term debt	21%	21%	3.5	2.9	2.9	2.9	2.9
Stockholders’ equity	17%	4%	17.0	16.4	15.5	15.0	14.5
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	2%	16.5	16.2	16.1	16.1	15.6
Capital expenditures - purchases of equipment, office facilities, and
property, net (in millions)	10%	(22)%	$67	$86	$75	$131	$61
Expenses excluding interest as a percentage of average client assets
(annualized)			0.18%	0.17%	0.17%	0.17%	0.18%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	(3)%	8%	317	293	268	279	328
Asset-based trades (3)	2%	(3)%	103	106	80	90	101
Other trades (4)	(12)%	(5)%	165	174	195	149	187
Total	(5)%	2%	585	573	543	518	616
Average Revenue Per Revenue Trade (2)	(14)%	(11)%	$9.84	$11.03	$11.17	$11.27	$11.44

(1)	Return on average common stockholders' equity is calculated using net income available to common stockholders divided by average common stockholders' equity.

(2)	Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.

(3)	Includes eligible trades executed by clients who participate in one or more of the Company's asset-based pricing relationships.

(4)	Includes all commission-free trades, including Schwab Mutual Funds OneSource® funds and ETFs, and other proprietary products.

- -6 -

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2017			2016
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$9,047	$17	0.76%	$10,752	$13	0.49%
Cash and investments segregated	21,820	35	0.65%	20,265	19	0.38%
Broker-related receivables (1)	388	—	0.55%	384	—	0.04%
Receivables from brokerage clients	15,245	126	3.35%	14,890	125	3.38%
Available for sale securities (2)	71,430	251	1.43%	68,163	198	1.17%
Held to maturity securities	83,368	485	2.36%	50,257	322	2.58%
Bank loans	15,527	110	2.87%	14,405	99	2.76%
Total interest-earning assets	216,825	1,024	1.92%	179,116	776	1.74%
Other interest revenue		31			34
Total interest-earning assets	$216,825	$1,055	1.97%	$179,116	$810	1.82%
Funding sources:
Bank deposits	$163,682	$19	0.05%	$131,620	$8	0.02%
Payables to brokerage clients (1)	27,666	2	0.03%	26,728	—	0.01%
Short-term borrowings (1)	1,332	2	0.61%	20	—	0.20%
Long-term debt	3,090	28	3.67%	2,877	26	3.63%
Total interest-bearing liabilities	195,770	51	0.11%	161,245	34	0.08%
Non-interest-bearing funding sources	21,055			17,871
Other interest expense		4			4
Total funding sources	$216,825	$55	0.10%	$179,116	$38	0.09%
Net interest revenue		$1,000	1.87%		$772	1.73%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.

(2)	Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2017			2016
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$162,789	$231	0.58%	$168,440	$246	0.59%
Fee waivers		(8)			(97)
Schwab money market funds	162,789	223	0.56%	168,440	149	0.36%
Schwab equity and bond funds and ETFs	140,054	55	0.16%	103,392	51	0.20%
Mutual Fund OneSource ®	202,416	170	0.34%	194,644	164	0.34%
Other third-party mutual funds and ETFs (1)	272,626	58	0.09%	235,317	51	0.09%
Total mutual funds and ETFs (2)	$777,885	506	0.26%	$701,793	415	0.24%
Advice solutions (2) :
Fee-based	$191,727	244	0.52%	$166,419	215	0.52%
Intelligent Portfolios	14,245	—	—	5,116	—	—
Legacy Non-Fee	17,441	—	—	16,469	—	—
Total advice solutions (3)	$223,413	244	0.44%	$188,004	215	0.46%
Other balance-based fees (4)	388,739	61	0.06%	318,027	56	0.07%
Other (5)		12			13
Total asset management and administration fees		$823			$699

(1)	Includes Schwab ETF OneSource™.

(2)
Advice solutions include managed portfolios, specialized strategies, and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Dividend Growth Strategy, Schwab Index Advantage® advised retirement plan balances, and Schwab Intelligent AdvisoryTM, launched in March 2017; average client assets are shown exclusive of enrolled balances that do not generate advice fees. Intelligent Portfolios include Schwab Intelligent Portfolios® and Institutional Intelligent Portfolios®. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above.

(3)	For total end of period client assets receiving ongoing advisory services, including those not generating advice fees, please see the Monthly Activity Report.

(4)
Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees. Beginning in the first quarter of 2017, a prospective methodology change was made to average client assets relating to 401(k) recordkeeping fees to provide improved insight into the associated fee driver, which resulted in an increase of approximately $25 billion. There was no impact to revenue or the average fee.

(5)	Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-17 % Change		2017	2016
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-16	Q4-16	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	20%	1%	$199.6	$197.4	$181.1	$168.4	$166.4
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(3)%	—	162.9	163.5	160.3	161.0	167.4
Equity and bond funds (1)	13%	6%	70.1	66.1	64.6	62.8	62.1
Total proprietary mutual funds	2%	1%	233.0	229.6	224.9	223.8	229.5
Mutual Fund Marketplace® (2)
Mutual Fund OneSource®	1%	3%	204.9	198.9	206.1	203.4	203.8
Mutual fund clearing services	6%	—	197.5	196.6	198.8	192.0	186.3
Other third-party mutual funds	17%	7%	596.2	558.2	556.1	529.7	510.7
Total Mutual Fund Marketplace	11%	5%	998.6	953.7	961.0	925.1	900.8
Total mutual fund assets	9%	4%	1,231.6	1,183.3	1,185.9	1,148.9	1,130.3
Exchange-traded funds (ETFs)
Proprietary ETFs (1)	62%	16%	69.3	59.8	53.9	47.9	42.9
ETF OneSource™ (2)	32%	9%	23.1	21.2	20.2	19.0	17.5
Other third-party ETFs	22%	8%	257.0	238.3	230.8	220.5	211.5
Total ETF assets	29%	9%	349.4	319.3	304.9	287.4	271.9
Equity and other securities	16%	6%	939.7	886.5	860.3	830.7	808.5
Fixed income securities	12%	4%	217.5	208.3	208.0	202.0	194.1
Margin loans outstanding	6%	—	(15.3)	(15.3)	(14.9)	(15.4)	(14.5)
Total client assets	14%	5%	$2,922.5	$2,779.5	$2,725.3	$2,622.0	$2,556.7
Client assets by business
Investor Services	14%	5%	$1,565.9	$1,495.4	$1,470.8	$1,415.5	$1,377.3
Advisor Services	15%	6%	1,356.6	1,284.1	1,254.5	1,206.5	1,179.4
Total client assets	14%	5%	$2,922.5	$2,779.5	$2,725.3	$2,622.0	$2,556.7
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (3)	(11)%	2%	$14.0	$13.7	$14.2	$14.8	$15.7
Advisor Services	53%	7%	24.9	23.2	15.8	11.8	16.3
Total net new assets	22%	5%	$38.9	$36.9	$30.0	$26.6	$32.0
Net market gains	N/M	N/M	104.1	17.3	73.3	38.7	10.9
Net growth	N/M	164%	$143.0	$54.2	$103.3	$65.3	$42.9
New brokerage accounts (in thousands, for the quarter ended)	37%	24%	362	293	264	271	265
Clients (in thousands)
Active Brokerage Accounts	5%	2%	10,320	10,155	10,046	9,977	9,869
Banking Accounts	7%	1%	1,120	1,106	1,088	1,065	1,047
Corporate Retirement Plan Participants	1%	—	1,545	1,543	1,561	1,553	1,532

(1)
Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of March 31, 2017, off-platform equity and bond funds and ETFs were $8.3 billion and $15.0 billion, respectively.

(2)	Excludes all proprietary mutual funds and ETFs.

(3)
First quarter of 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client. Second quarter of 2016 includes an inflow of $2.7 billion from a mutual fund clearing services client.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report for March 2017

	2016										2017			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	17,685	17,774	17,787	17,930	18,432	18,401	18,308	18,142	19,124	19,763	19,864	20,812	20,663	(1)%	17%
Nasdaq Composite	4,870	4,775	4,948	4,843	5,162	5,213	5,312	5,189	5,324	5,383	5,615	5,825	5,912	1%	21%
Standard & Poor’s 500	2,060	2,065	2,097	2,099	2,174	2,171	2,168	2,126	2,199	2,239	2,279	2,364	2,363	—	15%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,433.6	2,556.7	2,576.2	2,607.2	2,622.0	2,698.2	2,710.4	2,725.3	2,686.7	2,734.6	2,779.5	2,831.3	2,895.2
Net New Assets (1)	13.0	1.3	16.0	9.3	9.0	10.4	10.6	6.1	11.9	18.9	11.1	6.6	21.2	N/M	63%
Net Market Gains (Losses)	110.1	18.2	15.0	5.5	67.2	1.8	4.3	(44.7)	36.0	26.0	40.7	57.3	6.1
Total Client Assets (at month end)	2,556.7	2,576.2	2,607.2	2,622.0	2,698.2	2,710.4	2,725.3	2,686.7	2,734.6	2,779.5	2,831.3	2,895.2	2,922.5	1%	14%
Receiving Ongoing Advisory Services
(at month end)
Investor Services	197.9	200.3	202.7	205.0	210.2	211.7	213.4	211.3	213.2	217.1	220.8	227.9	230.9	1%	17%
Advisor Services (2)	1,084.0	1,093.2	1,103.7	1,110.5	1,142.3	1,149.4	1,155.4	1,140.5	1,161.8	1,184.3	1,208.4	1,239.0	1,250.9	1%	15%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,869	9,916	9,948	9,977	9,989	10,021	10,046	10,068	10,102	10,155	10,198	10,254	10,320	1%	5%
Banking Accounts	1,047	1,053	1,060	1,065	1,074	1,083	1,088	1,092	1,099	1,106	1,109	1,117	1,120	—	7%
Corporate Retirement Plan Participants	1,532	1,532	1,555	1,553	1,559	1,565	1,561	1,547	1,550	1,543	1,543	1,534	1,545	1%	1%
Client Activity
New Brokerage Accounts (in thousands)	98	103	81	87	84	96	84	84	93	116	111	113	138	22%	41%
Inbound Calls (in thousands)	1,902	1,867	1,554	1,665	1,605	1,755	1,633	1,565	1,642	1,931	1,817	1,787	2,111	18%	11%
Web Logins (in thousands)	38,078	37,854	38,000	43,220	46,217	42,627	38,237	35,429	37,687	40,720	40,047	40,717	45,441	12%	19%
Client Cash as Percentage of Client Assets (3)	13.1%	12.8%	12.7%	12.6%	12.5%	12.5%	12.5%	12.8%	12.8%	13.0%	12.7%	12.4%	12.4%	—	(70) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (4, 5)
(in millions of dollars)
Large Capitalization Stock	(462)	(857)	(799)	185	(1,173)	(755)	(1,209)	(652)	200	565	265	580	(125)
Small / Mid Capitalization Stock	685	(86)	(272)	(113)	(320)	(214)	460	(190)	877	1,103	1,364	673	(409)
International	833	324	(207)	(1,208)	(347)	386	(26)	(1)	348	(683)	1,296	1,633	1,703
Specialized	191	815	265	470	357	189	(274)	(159)	(1,019)	20	411	1,007	273
Hybrid	281	14	1,133	(403)	(463)	(219)	58	(432)	(687)	(456)	(53)	258	563
Taxable Bond	1,628	1,098	1,526	1,421	1,420	1,888	1,585	1,475	(1,110)	1,045	3,144	3,535	3,876
Tax-Free Bond	949	479	940	700	766	920	539	20	(1,090)	(1,692)	864	472	300
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (4)	1,769	(207)	620	(2,049)	(1,683)	(297)	(656)	(1,979)	(5,864)	(5,825)	2,522	4,005	2,368
Exchange-Traded Funds (5)	2,336	1,994	1,966	3,101	1,923	2,492	1,789	2,040	3,383	5,727	4,769	4,153	3,813
Money Market Funds	(2,101)	(3,959)	(738)	(1,799)	701	(768)	(658)	211	1,851	1,141	(1,761)	(181)	1,218
Average Interest-Earning Assets (6)
(in millions of dollars)	181,529	183,341	184,432	187,933	191,850	194,268	199,107	201,894	206,970	212,052	216,001	216,112	218,554	1%	20%

(1) February 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client. May 2016 includes an inflow of $2.7 billion from a mutual fund clearing services client.
(2) Excludes Retirement Business Services Trust and Corporate Brokerage Retirement Services.
(3) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(4) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(5) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(6) Represents average total interest-earning assets on the Company’s balance sheet.
N/M Not meaningful.